NEWS RELEASE
Contacts:    KLX Energy Services Holdings, Inc.
Keefer M. Lehner, EVP & CFO
832-930-8066
IR@klxenergy.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
KLXE@dennardlascar.com

KLX ENERGY SERVICES HOLDINGS, INC. REPORTS
RECORD FOURTH QUARTER 2022 RESULTS

HOUSTON, TX - March 8, 2023 - KLX Energy Services Holdings, Inc. (Nasdaq: KLXE) (“KLX”, the “Company”, “we”, “us” or “our”) today reported financial results for the fourth quarter ended December 31, 2022. We also make reference to the three months ended December 31, 2021 (“Pro Forma Prior Year Fourth Quarter”) and the twelve months ended December 31, 2021 (“Pro Forma Prior Fiscal Year”).

Fourth Quarter 2022 Financial and Operational Highlights

•Revenue of $223.3 million
•Generated net income of $13.2 million, an 18.9% sequential increase, net income margin of 5.9% and basic earnings per share of $1.07/share
•Adjusted EBITDA of $37.3 million and Adjusted EBITDA margin of 16.7%
•Ended the quarter with $57.4 million of cash, a 38.6% sequential increase
•Exchanged $12.8 million of 11.5% senior secured notes due 2025 (the “Senior Secured Notes”) for 777,811 shares of common stock, reducing future annual cash interest expense by $1.5 million
•Ended the quarter with $283.4 million of total debt, a 4.1% sequential decrease
•Ended the quarter with $226.0 million of net debt, an 11.1% sequential decrease
•Ended the quarter with $101.8 million of available liquidity, a 17.8% sequential increase

See “Non-GAAP Financial Measures” at the end of this release for a discussion of Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, net debt, net working capital, net leverage ratio and their reconciliations to the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We have not provided reconciliations of our future expectations as to Adjusted EBITDA or Adjusted EBITDA margin as such reconciliations are not available without unreasonable efforts. In addition, for comparative purposes, we have also presented Pro Forma Operating Income (Loss) and Adjusted EBITDA for the three months ended December 31, 2021 and the twelve months ended December 31, 2021 in the Additional Selected Operating Data section below.

Chris Baker, KLX President, Chief Executive Officer and Director, stated, “During 2022, we were focused on driving price and utilization while prudently managing our cost structure on the heels of our successful 2020 merger with QES. This translated into a record year relative to other periods post-merger and immediately pre-merger, and we finished 2022 on a high note with a strong fourth quarter, overcoming typical seasonality impacts in our late fourth quarter calendars. Our strategy of utilizing key performance indicators to analyze price, asset utilization and discrete district performance provided the roadmap to our early 2022 strategic asset realignment and yielded materially improved results throughout 2022. I’m proud to report that we are largely trending ahead of 2019 levels for revenue and margins when viewed on a second half 2022 annualized basis. I'm also proud to report that Q4 was our highest net income since generating $13.6 million of net income in Q2 2018. Additionally, we have materially improved our capitalization profile and exited 2022 with a fourth quarter annualized net leverage ratio of only 1.5x.

“Looking to the first quarter of 2023, we typically expect a natural transition in activity as operators ramp up their 2023 programs. However, the normal sequential revenue decline from the fourth quarter to the first quarter is expected to be less pronounced than prior years due to the continued tightness in the oilfield services market related to both equipment and crews. We expect first quarter revenue to be between $225.0 million to $230.0 million and first quarter Adjusted EBITDA to be in the range of $30.0 million to $35.0 million. For the full year, we expect our 2023 revenue and Adjusted EBITDA margin to be in the range of $925.0 million to $975.0 million and 16.0% to 18.0%, respectively. Full year 2023 capital spending is expected to range between $55.0 and $65.0 million, representing approximately 5.9% to 6.7% of full year 2023 revenue guidance,” concluded Baker.

Fourth Quarter 2022 Financial Results

Revenue for the fourth quarter of 2022 totaled $223.3 million, a slight increase of 0.8% compared to third quarter revenue of $221.6 million. The increase in revenue reflects the increase in activity and pricing across all geographic segments and product service lines. On a product line basis, drilling, completion, production and intervention services contributed approximately 29.9%, 48.8%, 12.1% and 9.2%, respectively, to revenues for the fourth quarter 2022.

Net income for the fourth quarter of 2022 was $13.2 million, compared to third quarter net income of $11.1 million. Adjusted EBITDA for the fourth quarter of 2022 was $37.3 million, compared to third quarter Adjusted EBITDA of $37.1 million. Adjusted EBITDA margin for the fourth quarter of 2022 remained at 16.7%, same as third quarter Adjusted EBITDA margin.

Fourth Quarter 2022 Segment Results

The Company reports revenue, operating income and Adjusted EBITDA through three geographic business segments: Rocky Mountains, Southwest and Northeast/Mid-Con.

•Rocky Mountains: Revenue, operating income and Adjusted EBITDA for the Rocky Mountains segment was $66.1 million, $12.4 million and $17.9 million, respectively, for the fourth quarter of 2022. Fourth quarter revenue represents a 0.6% decrease over the third quarter of 2022 largely due to a slight decrease in completions activity driven by holidays and seasonal slowdowns.

•Southwest: Revenue, operating income and Adjusted EBITDA for the Southwest segment, which includes the Permian and South Texas, was $74.8 million, $7.7 million and $12.4 million, respectively, for the fourth quarter of 2022. Fourth quarter revenue represents a 9.2% increase over the third quarter of 2022 largely driven by an increase in activity and weighted average pricing across all of our product service lines, with directional drilling and tech services experiencing the largest increases.

•Northeast/Mid-Con: Revenue, operating income and Adjusted EBITDA for the Northeast/Mid-Con segment was $82.4 million, $15.4 million and $19.7 million, respectively, for the fourth quarter of 2022. Fourth quarter revenue represents a 4.8% decrease over the third quarter of 2022 largely due to slightly lower activity in pressure pumping and tech services driven by customer drilling issues and holidays.

The following is a tabular summary of revenue, operating income (loss) and Adjusted EBITDA (loss) for the fourth quarter ended December 31, 2022 and third quarter ended September 30, 2022 ($ in millions).

	Three Months Ended
	December 31, 2022	September 30, 2022
Revenue:
Rocky Mountains	$66.1	$66.5
Southwest	74.8	68.5
Northeast/Mid-Con	82.4	86.6
Total Revenue	$223.3	$221.6

	Three Months Ended
	December 31, 2022	September 30, 2022
Operating income (loss):
Rocky Mountains	$12.4	$11.7
Southwest	7.7	5.2
Northeast/Mid-Con	15.4	17.2
Corporate and other	(13.3)	(13.7)
Total operating income	$22.2	$20.4

	Three Months Ended
	December 31, 2022	September 30, 2022
Adjusted EBITDA (loss)
Rocky Mountains	$17.9	$17.3
Southwest	12.4	10.2
Northeast/Mid-Con	19.7	21.3
Segment Total	50.0	48.8
Corporate and other	(12.7)	(11.7)
Total Adjusted EBITDA(1)	$37.3	$37.1
(1) Excludes one-time costs, as defined in the Reconciliation of Consolidated Net Income (Loss) to Adjusted EBITDA (Loss) table below, non-cash compensation expense and non-cash asset impairment expense.

Balance Sheet and Liquidity

Total debt outstanding as of December 31, 2022 was $283.4 million, compared to $295.6 million as of September 30, 2022. The decrease in total debt was driven by debt exchange transactions as detailed below. As of December 31, 2022, cash and cash equivalents totaled $57.4 million. Available liquidity as of December 31, 2022 was $101.8 million, including availability of $44.4 million on the December 2022 asset-based lending facility (the “ABL Facility”) borrowing base certificate. The Senior Secured Notes bear interest at an annual rate of 11.5%, payable semi-annually in arrears on May 1st and November 1st. Accrued interest as of December 31, 2022 was $4.6 million for the Senior Secured Notes and $0.2 million related to the ABL Facility.

Net working capital as of December 31, 2022 was $72.1 million, which was up 14.6% from September 30, 2022 levels. The increase in net working capital was driven by a slight slowdown in customer payments at year-end, which resulted in a 7.4% increase in days sales outstanding.

Reduction in Senior Secured Notes Outstanding

The Company exchanged $12.8 million of its Senior Secured Notes for 777,811 shares in multiple transactions during the fourth quarter of 2022 pursuant to Section 3(a)(9) of the Securities Act of 1933. These exchanges reduce future annual cash interest expense by $1.5 million.

Other Financial Information

Capital expenditures were $9.5 million during the fourth quarter of 2022, a decrease of $3.0 million or 24.0% compared to capital expenditures of $12.5 million in the third quarter of 2022. Capital spending during the fourth quarter was driven primarily by maintenance capital expenditures across our segments. As of December 31, 2022, we had $4.9 million of assets held for sale related to two facilities, land and select equipment in the Rocky Mountains and Southwest segments.

Guidance
•First quarter 2023 revenue and Adjusted EBITDA guidance ranges of $225.0 million to $230.0 million and $30.0 million to $35.0 million, respectively. Note, Q1 is perennially impacted by weather, customer budget finalization timing and elevated personnel costs due to payroll and unemployment taxes.
•Full year 2023 revenue and Adjusted EBITDA margin guidance ranges of $925.0 million to $975.0 million and 16.0% to 18.0%, respectively.
•Full year 2023 capital spending between $55.0 and $65.0 million, representing approximately 5.9% to 6.7% of full year 2023 revenue guidance.

Conference Call Information

KLX will conduct its fourth quarter 2022 conference call, which can be accessed via dial-in or webcast, on Thursday, March 9, 2023 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 1-201-389-0867 and asking for the KLX conference call at least 10 minutes prior to the start time, or by logging onto the webcast at https://investor.klxenergy.com/events-and-presentations/events. For those who cannot listen to the live call, a replay will be available through March 23, 2023, and may be accessed by dialing 1-201-612-7415 and using passcode 13736099#. Also, an archive of the webcast will be available shortly after the call at https://investor.klxenergy.com/events-and-presentations/events for 90 days. Please submit any questions for management prior to the call via email to KLXE@dennardlascar.com.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 50 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klxenergy.com.

Forward-Looking Statements and Cautionary Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) includes forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts. When used in this news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein), the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our ability to renew and refinance our debt; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to the COVID-19 pandemic, declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by oil and natural gas exploration and production companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; increases in interest rates; the ongoing war in Ukraine and its continuing effects on global trade; supply chain issues; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-

looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

KLX Energy Services Holdings, Inc.
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars and shares, except per share data)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Revenues	$223.3	$221.6	$94.4	$781.6	$436.1	$145.0	$465.6
Costs and expenses:
Cost of sales	166.6	168.8	81.4	621.3	389.9	124.7	416.5
Depreciation and amortization	14.9	14.2	10.1	56.8	53.8	14.8	59.9
Selling, general and administrative	19.4	18.0	10.6	70.4	54.6	15.7	61.4
Research and development costs	0.2	0.2	0.1	0.6	0.6	0.1	0.6
Impairment and other charges	—	—	—	—	0.8	—	1.1
Bargain purchase gain	—	—	—	—	0.5	—	(1.0)
Operating income (loss)	22.2	20.4	(7.8)	32.5	(64.1)	(10.3)	(72.9)
Non-operating expense:
Interest expense, net	9.0	9.0	5.5	35.0	29.4	8.2	32.2
Income (loss) before income tax	13.2	11.4	(13.3)	(2.5)	(93.5)	(18.5)	(105.1)
Income tax expense (benefit)	—	0.3	(0.1)	0.6	0.3	0.1	0.5
Net income (loss)	$13.2	$11.1	$(13.2)	$(3.1)	$(93.8)	$(18.6)	$(105.6)

Net income (loss) per common share(1):
Basic	$1.07	$0.96	$(1.36)	$(0.27)	$(10.82)	$(1.98)	$(12.28)
Diluted	$1.06	$0.96	$(1.36)	$(0.27)	$(10.82)	$(1.98)	$(12.28)

Weighted average common shares(1):
Basic	12.3	11.5	9.7	11.3	8.7	9.4	8.6
Diluted	12.5	11.5	9.7	11.3	8.7	9.4	8.6

KLX Energy Services Holdings, Inc.
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars and shares, except per share data)
(Unaudited)

	As of December 31
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$57.4	$28.0
Accounts receivable–trade, net of allowance of $5.7 and $6.4	154.3	103.2
Inventories, net	25.7	22.4
Prepaid expenses and other current assets	17.3	11.1
Total current assets	254.7	164.7
Property and equipment, net (1)	168.1	171.0
Operating lease assets	37.4	47.4
Intangible assets, net	2.1	2.2
Other assets	3.6	2.4
Total assets	$465.9	$387.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84.2	$72.1
Accrued interest	4.8	5.0
Accrued liabilities	41.0	24.1
Current portion of operating lease liabilities	14.2	15.9
Current portion of finance lease liabilities	10.2	5.6
Total current liabilities	154.4	122.7
Long-term debt	283.4	274.8
Long-term operating lease liabilities	22.8	31.5
Long-term finance lease liabilities	20.3	9.1
Other non-current liabilities	0.8	1.0
Commitments, contingencies and off-balance sheet arrangements
Stockholders’ equity:
Common stock, $0.01 par value; 110.0 authorized; 14.3 and 10.5 issued	0.1	0.1
Additional paid-in capital	517.3	478.1
Treasury stock, at cost, 0.4 shares and 0.3 shares	(4.6)	(4.3)
Accumulated deficit	(528.6)	(525.3)
Total stockholders’ equity	(15.8)	(51.4)
Total liabilities and stockholders' equity	$465.9	$387.7

(1) Includes ROU assets - finance leases

KLX Energy Services Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Year Ended	Eleven-month Transition Period Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net loss	$(3.1)	$(93.8)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation and amortization	56.8	53.8
Impairment and other charges	—	0.8
Non-cash compensation	3.0	3.2
Amortization of deferred financing fees	1.6	1.2
Provision for inventory reserve	2.8	0.8
Gain on disposal of property, equipment and other	(13.2)	(7.9)
Bargain purchase gain	—	0.5
Changes in operating assets and liabilities:
Accounts receivable	(51.0)	(36.6)
Inventories	(6.2)	(2.4)
Prepaid expenses and other current assets and other assets (non-current)	16.4	6.8
Accounts payable	11.7	29.1
Other current and non-current liabilities	(1.9)	(11.6)
Other	(1.2)	0.5
Net cash flows provided by (used in) operating activities	15.7	(55.6)
Cash flows from investing activities:
Purchases of property and equipment	(35.6)	(11.0)
Proceeds from sale of property and equipment	16.9	15.5
Net cash flows (used in) provided by investing activities	(18.7)	4.5
Cash flows from financing activities:
Purchase of treasury stock	(0.3)	(0.3)
Borrowings on ABL Facility	20.0	30.0
Proceeds from stock issuance, net of costs	24.8	5.8
Payments on finance lease obligations	(9.7)	(2.6)
Payments of debt issuance costs	(1.7)	—
Proceeds from finance lease refinancing	1.4	—
Change in financed payables	(2.1)	(0.9)
Net cash flows provided by financing activities	32.4	32.0
Net change in cash and cash equivalents	29.4	(19.1)
Cash and cash equivalents, beginning of period	28.0	47.1
Cash and cash equivalents, end of period	$57.4	$28.0

Supplemental disclosures of cash flow information:
Cash paid during period for:
Income taxes paid, net of refunds	$0.6	$0.3
Interest	33.7	30.5
Supplemental schedule of non-cash activities:
Change in deposits on capital expenditures	$(0.2)	$—
Change in accrued capital expenditures	0.4	5.3

KLX Energy Services Holdings, Inc.
Additional Selected Operating Data
(Unaudited)

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, free cash flow, and net working capital measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions, (v) costs incurred related to the COVID-19 pandemic and (vi) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. Adjusted EBITDA is used to calculate the Company’s leverage ratio, consistent with the terms of the Company’s ABL Facility.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

We define free cash flow as net cash provided by operating activities less capital expenditures and proceeds from sale of property and equipment. Our management uses free cash flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. We believe that free cash flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments and repurchase stock.

Net working capital is calculated as current assets, excluding cash, less current liabilities, excluding accrued interest and finance lease obligations. We believe that net working capital provides useful information to investors because it is an important indicator of the Company’s liquidity.

We define net debt as total debt less cash and cash equivalents. We believe that net debt provides useful information to investors because it is an important indicator of the Company’s indebtedness.

We define annualized net leverage ratio as total debt less cash and cash equivalents, divided over 4 multiplied by Adjusted EBITDA. We believe that annualized net leverage ratio provides useful information to investors because it is an important indicator of the Company’s indebtedness in relation to its operating performance.

The following tables present a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure for the periods indicated:

KLX Energy Services Holdings, Inc.
Reconciliation of Consolidated Net Income (Loss) to Adjusted EBITDA (Loss)*
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Consolidated net income (loss) (2)	$13.2	$11.1	$(13.2)	$(3.1)	$(93.8)	$(18.6)	$(105.5)
Income tax expense (benefit)	—	0.3	(0.1)	0.6	0.3	0.1	0.4
Interest expense, net	9.0	9.0	5.5	35.0	29.4	8.2	32.2
Operating income (loss)	22.2	20.4	(7.8)	32.5	(64.1)	(10.3)	(72.9)
Bargain purchase gain	—	—	—	—	0.5	—	(1.0)
Impairment and other charges (1)	—	—	—	—	0.8	—	1.1
One-time net costs (benefits), excluding impairment and other charges (1)	(0.5)	1.7	0.8	4.4	5.7	1.4	6.4
Adjusted operating income (loss)	21.7	22.1	(7.0)	36.9	(57.1)	(8.9)	(66.4)
Depreciation and amortization	14.9	14.2	10.1	56.8	53.8	14.8	59.9
Non-cash compensation	0.7	0.8	0.5	3.0	3.2	0.8	3.4
Adjusted EBITDA (loss)	$37.3	$37.1	$3.6	$96.7	$(0.1)	$6.7	$(3.1)
*Previously announced quarterly numbers may not sum to the year-end total due to rounding.
(1) The one-time benefits during the fourth quarter of 2022 relate to $(1.2) in non-recurring gain on debt extinguishment, partially offset by non-recurring legal costs, costs related to testing and treatment of COVID-19 and additional non-recurring costs.
(2) Quarterly cost of sales includes $2.1 million of lease expense associated with five coiled tubing unit leases.

KLX Energy Services Holdings, Inc.
Consolidated Net Income (Loss) Margin (1)
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Consolidated net income (loss)	$13.2	$11.1	$(13.2)	$(3.1)	$(93.8)	$(18.6)	$(105.5)
Revenue	223.3	221.6	94.4	781.6	436.1	145.0	465.6
Consolidated net income (loss) margin percentage	5.9%	5.0%	(14.0)%	(0.4)%	(21.5)%	(12.8)%	(22.7)%

(1) Consolidated Net Income (Loss) Margin is defined as the quotient of consolidated net income (loss) and total revenue.

KLX Energy Services Holdings, Inc.
Consolidated Adjusted EBITDA Margin (1)
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Adjusted EBITDA (loss)	$37.3	$37.1	$3.6	$96.7	$(0.1)	$6.7	$(3.1)
Revenue	223.3	221.6	94.4	781.6	436.1	145.0	465.6
Adjusted EBITDA Margin Percentage	16.7%	16.7%	3.8%	12.4%	0.0%	4.6%	(0.7)%

(1) Adjusted EBITDA Margin is defined as the quotient of Adjusted EBITDA and total revenue. Adjusted EBITDA is operating income (loss) excluding one-time costs (as defined above), depreciation and amortization expense, non-cash compensation expense and non-cash asset impairment expense.

Reconciliation of Rocky Mountains Operating Income (Loss) to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Rocky Mountains operating income (loss)	$12.4	$11.7	$(2.4)	$27.3	$(13.4)	$(3.8)	$(12.7)
One-time costs (1)	—	0.3	0.2	0.5	0.8	0.2	0.8
Adjusted operating income (loss)	12.4	12.0	(2.2)	27.8	(12.6)	(3.6)	(11.9)
Depreciation and amortization expense	5.5	5.3	4.0	21.4	19.3	5.9	21.2
Non-cash compensation	—	—	—	—	0.2	—	0.2
Rocky Mountains Adjusted EBITDA	$17.9	$17.3	$1.8	$49.2	$6.9	$2.3	$9.5
(1) One-time costs are defined in the Reconciliation of Consolidated Net Income (Loss) to Adjusted EBITDA table above. For purposes of segment reconciliation, one-time costs also include impairment and other charges.

Reconciliation of Southwest Operating Income (Loss) to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Southwest operating income (loss)	$7.7	$5.2	$—	$14.5	$(15.4)	$(1.0)	$(16.6)
One-time costs (1)	0.1	0.4	0.2	0.4	1.4	0.3	1.3
Adjusted operating income (loss)	7.8	5.6	0.2	14.9	(14.0)	(0.7)	(15.3)
Depreciation and amortization expense	4.6	4.6	3.3	18.3	19.1	4.9	21.6
Non-cash compensation	—	—	—	—	0.2	—	0.3
Southwest Adjusted EBITDA	$12.4	$10.2	$3.5	$33.2	$5.3	$4.2	$6.6
(1) One-time costs are defined in the Reconciliation of Consolidated Net Income (Loss) to Adjusted EBITDA table above. For purposes of segment reconciliation, one-time costs also include impairment and other charges.

Reconciliation of Northeast/Mid-Con Operating Income (Loss) to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Northeast/Mid-Con operating income (loss)	$15.4	$17.2	$0.1	$39.1	$(8.7)	$2.1	$(15.5)
One-time costs (1)	0.1	—	0.2	0.3	2.0	0.6	2.5
Adjusted operating income (loss)	15.5	17.2	0.3	39.4	(6.7)	2.7	(13.0)
Depreciation and amortization expense	4.2	4.0	2.2	15.2	13.1	3.4	14.7
Non-cash compensation	—	0.1	0.1	0.2	0.4	0.1	0.4
Northeast/Mid-Con Adjusted EBITDA	$19.7	$21.3	$2.6	$54.8	$6.8	$6.2	$2.1
(1) One-time costs are defined in the Reconciliation of Consolidated Net Income (Loss) to Adjusted EBITDA table above. For purposes of segment reconciliation, one-time costs also include impairment and other charges.

KLX Energy Services Holdings, Inc.
Segment Operating Income (Loss) Margin (1)
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Rocky Mountains
Operating income (loss)	$12.4	$11.7	$(2.4)	$27.3	$(13.4)	$(3.8)	$(12.7)
Revenue	66.1	66.5	23.8	229.0	118.2	35.3	128.8
Segment operating income (loss) margin percentage	18.8%	17.6%	(10.1)%	11.9%	(11.3)%	(10.8)%	(9.9)%
Southwest
Operating income (loss)	7.7	5.2	—	14.5	(15.4)	(1.0)	(16.6)
Revenue	74.8	68.5	34.0	255.2	160.9	50.2	171.7
Segment operating income (loss) margin percentage	10.3%	7.6%	0.0%	5.7%	(9.6)%	(2.0)%	(9.7)%
Northeast/Mid-Con
Operating income (loss)	15.4	17.2	0.1	39.1	(8.7)	2.1	(15.5)
Revenue	82.4	86.6	36.6	297.4	157.0	59.5	165.1
Segment operating income (loss) margin percentage	18.7%	19.9%	0.3%	13.1%	(5.5)%	3.5%	(9.4)%
(1) Segment Operating Income (Loss) Margin is defined as the quotient of segment operating income (loss) and segment revenue.

KLX Energy Services Holdings, Inc.
Segment Adjusted EBITDA Margin (1)
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Rocky Mountains
Adjusted EBITDA	$17.9	$17.3	$1.8	$49.2	$6.9	$2.3	$9.5
Revenue	66.1	66.5	23.8	229.0	118.2	35.3	128.8
Adjusted EBITDA Margin Percentage	27.1%	26.0%	7.6%	21.5%	5.8%	6.5%	7.4%
Southwest
Adjusted EBITDA	12.4	10.2	3.5	33.2	5.3	4.2	6.6
Revenue	74.8	68.5	34.0	255.2	160.9	50.2	171.7
Adjusted EBITDA Margin Percentage	16.6%	14.9%	10.3%	13.0%	3.3%	8.4%	3.8%
Northeast/Mid-Con
Adjusted EBITDA	19.7	21.3	2.6	54.8	6.8	6.2	2.1
Revenue	82.4	86.6	36.6	297.4	157.0	59.5	165.1
Adjusted EBITDA Margin Percentage	23.9%	24.6%	7.1%	18.4%	4.3%	10.4%	1.3%
(1) Segment Adjusted EBITDA Margin is defined as the quotient of Segment Adjusted EBITDA and total segment revenue. Segment Adjusted EBITDA is segment operating income (loss) excluding one-time costs (as defined above), non-cash compensation expense and non-cash asset impairment expense.

KLX Energy Services Holdings, Inc.
Reconciliation of Net Cash Flow Provided by (Used in) Operating Activities to Free Cash Flow
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash flow provided by (used in) operating activities	$11.8	$18.5	$(12.4)	$15.7	$(55.6)
Capital expenditures	(9.5)	(12.5)	(3.5)	(35.6)	(11.0)
Proceeds from sale of property and equipment	5.1	5.3	1.8	16.9	15.5
Levered free cash flow	7.4	11.3	(14.1)	(3.0)	(51.1)
Less: Interest expense	9.0	9.0	5.5	35.0	29.4
Unlevered free cash flow	$16.4	$20.3	$(8.6)	$32.0	$(21.7)

KLX Energy Services Holdings, Inc.
Reconciliation of Current Assets and Current Liabilities to Net Working Capital
(In millions of U.S. dollars)
(Unaudited)

	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Current assets	$254.7	$225.0	$164.7
Less: Cash	57.4	41.4	28.0
Net current assets	197.3	183.6	136.7
Current liabilities	154.4	156.5	122.7
Less: Accrued interest	4.8	12.7	5.0
Less: Operating lease obligations	14.2	14.4	15.9
Less: Finance lease obligations	10.2	8.7	5.6
Net current liabilities	125.2	120.7	96.2
Net working capital	$72.1	$62.9	$40.5

KLX Energy Services Holdings, Inc.
Reconciliation of Net Debt(1)
(In millions of U.S. dollars)
(Unaudited)

	As of December 31, 2022	As of December 31, 2021
Total Debt	$283.4	$274.8
Cash	57.4	28.0
Net Debt	$226.0	$246.8
(1) Net debt is defined as total debt less cash and cash equivalents.

KLX Energy Services Holdings, Inc.
Reconciliation of Annualized Net Leverage Ratio (1)
(In millions of U.S. dollars)
(Unaudited)

	As of December 31, 2022	As of December 31, 2021
Adjusted EBITDA	$37.3	$6.7
Multiply by 4 quarters	4	4
Q4 Annualized Adjusted EBITDA	149.2	26.8
Net Debt	226.0	246.8
Q4 Annualized Net Leverage Ratio	1.5	9.2
(1) Annualized net leverage ratio is defined as net debt divided by Q4 Annualized Adjusted EBITDA.

KLX Energy Services Holdings, Inc.
Consolidated SG&A Margin (1)
(In millions of U.S. dollars)
(Unaudited)

						Pro Forma
	Three Months Ended	Three Months Ended	Two Months Ended	Twelve Months Ended	Transition Period Ended	Three Months Ended	Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2021	December 31, 2021
Selling, general and administrative expenses	$19.4	$18.0	$10.5	$70.4	$54.6	$15.7	$61.4
Revenue	223.3	221.6	94.4	781.6	436.1	145.0	465.6
SG&A Margin Percentage	8.7%	8.1%	11.1%	9.0%	12.5%	10.8%	13.2%
(1) SG&A Margin is defined as the quotient of selling, general and administrative expenses and total revenue.